Exhibit 99.1

Nevro Reports Fourth Quarter and Full Year 2017 Financial Results and Provides 2018 Outlook

Redwood City, Calif., February 22, 2018 - Nevro Corp. (NYSE: NVRO), a global medical device company that is providing innovative evidence-based solutions for the treatment of chronic pain, today reported financial results for the three months and full year ended December 31, 2017.

2017 Accomplishment & Highlights:

•	Achieved revenue of $326.7 million for the full year 2017, an increase of 43%, as reported, over the prior year
o	U.S. revenue of $263.5 million for 2017, an increase of 52% over the prior year
o	International revenue of $63.2 million for 2017, an increase of 13% in constant currency and 15% on an as-reported basis, both over the prior year
•	Achieved positive EBITDA and operating cash flow for each of the third and fourth quarters of 2017, excluding litigation expense
•	Received CE Mark for next generation Senza II
•	Received CE Mark for Senza I Conditional Full Body MRI
•	Initiated Randomized Controlled Trials (RCT) in two new indications
•	Presented positive clinical trial results during the 16th Annual Pain Medicine Meeting, 2017:
o

Demonstrated an approximate 78% reduction in VAS pain score in neck and an approximate 86% reduction in VAS pain score in upper limb at twelve-months for interim data from SENZA-ULN, a prospective, multicenter clinical trial evaluating HF10 therapy for the treatment of chronic intractable neck and/or upper limb pain

o

Demonstrated an approximate 75% reduction in VAS pain score at three-months for interim data from SENZA-PPN, a prospective, multicenter clinical trial evaluating HF10 therapy for the treatment of peripheral polyneuropathy, which led to the initiation of a large-scale randomized trial for painful diabetic neuropathy (SENZA-PDN)

o	Demonstrated an approximate 70% reduction in VAS pain score at three-months for interim data from a multicenter feasibility study evaluating HF10 therapy for the treatment of chronic abdominal pain
•	Selected by Neurosurgery, the official journal of the Congress of Neurological Surgeons (CNS), as Top Pain Paper of the Year for the SENZA-RCT 24-month outcomes publication

Fourth Quarter Financial Results

Revenue for the quarter ended December 31, 2017 was $98.0 million versus $70.5 million during the same period of the prior year, representing 39% growth as reported. U.S. revenue for the three months ended December 31, 2017 was $81.1 million, representing 45% growth as reported. International revenue was $16.9 million, representing growth of 10% in constant currency and 17% on an as-reported basis. The increase in revenue was primarily attributable to the continued adoption of the Senza system.

Gross profit for the fourth quarter of 2017 was $69.5 million, representing a 71% gross margin, up from $48.8 million, representing a 69% gross margin, in the same period of the prior year.

Operating expenses for the fourth quarter of 2017 were $71.7 million compared to $55.1 million in the same period of the prior year, representing an increase of 30%. The increase in operating expenses was driven primarily by increased headcount and related personnel costs, as well as legal expenses associated with intellectual property litigations.

Loss from operations for the fourth quarter of 2017 was $2.2 million compared to $6.3 million for the same period of the prior year.

Revenue Guidance for Full Year 2018

Nevro reiterates worldwide revenue for 2018 to be in the range of $400.0 to $410.0 million, which was first announced in January 2018.

Webcast and Conference Call Information

Management will host a conference call today beginning at 1:30 p.m. PT / 4:30 p.m. ET. Individuals interested in listening to the conference call may dial (866) 393-4306 for domestic callers, or (734) 385-2616 for international callers (Conference ID: 2584428), or access the webcast on the “Investors” section of the company’s web site at: www.nevro.com/investors.

About Nevro

Headquartered in Redwood City, California, Nevro is a global medical device company focused on providing innovative products that improve the quality of life of patients suffering from debilitating chronic pain. Nevro has developed and commercialized the SENZA® spinal cord stimulation (SCS) system, an evidence-based, non-pharmacologic neuromodulation platform for the treatment of chronic pain. The SENZA® system is the only SCS system that delivers Nevro's proprietary HF10™ therapy. Senza, Senza II, HF10, Nevro and the Nevro logo are trademarks of Nevro.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements with respect to our business, capital resources, revenue projections, strategic initiatives and growth, reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including continuing adoption of, and interest in, Senza in the U.S. and international markets; and our expectations for worldwide revenue for the full year 2018. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third-party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K that we expect to file on February 22, 2018, as well as any reports that we may file with the SEC in the future, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Our results for the full year and quarter ended December 31, 2017 are not necessarily indicative of our operating results for any future periods.

Investor Relations Contact:

Nevro Investor Relations

Katherine Bock

(650) 433-3247

ir@nevro.com

Nevro Corp.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)
Revenue	$97,963	$70,531	$326,674	$228,504
Cost of revenue	28,451	21,692	98,981	75,433
Gross profit	69,512	48,839	227,693	153,071
Operating expenses:
Research and development	9,943	11,276	37,560	33,729
Sales, general and administrative	61,741	43,832	219,712	142,423
Total operating expenses	71,684	55,108	257,272	176,152
Loss from operations	(2,172)	(6,269)	(29,579)	(23,081)
Other income (expense):
Interest income (expense), net	(1,616)	(1,780)	(6,738)	(4,709)
Other income (expense), net	(131)	(1,193)	1,067	(1,097)
Loss on extinguishment of debt	—	—	—	(1,268)
Loss before income taxes	(3,919)	(9,242)	(35,250)	(30,155)
Provision for income taxes	392	583	1,408	1,623
Net loss	(4,311)	(9,825)	(36,658)	(31,778)
Changes in foreign currency translation adjustment	(319)	283	(360)	(163)
Changes in gains (losses) on short-term investments	(311)	(44)	(204)	(340)
Net change in other comprehensive loss	(630)	239	(564)	(503)
Comprehensive Loss	$(4,941)	$(9,586)	$(37,222)	$(32,281)
Net loss per share, basic and diluted	$(0.15)	$(0.34)	$(1.25)	$(1.12)
Weighted average shares used to compute net loss per share, basic and diluted	29,664,926	28,817,333	29,424,054	28,485,003

Nevro Corp.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31,	December 31,
	2017	2016

Assets
Current assets
Cash and cash equivalents	$42,845	$41,406
Short-term investments	226,467	234,951
Accounts receivable, net	67,287	52,818
Inventories, net	98,119	85,221
Prepaid expenses and other current assets	6,463	5,895
Total current assets	441,181	420,291
Property and equipment, net	8,819	7,132
Other assets	3,250	2,354
Restricted cash	806	806
Total assets	$454,056	$430,583
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$18,492	$16,162
Accrued liabilities and other	39,512	26,036
Total current liabilities	58,004	42,198
Long-term debt	145,019	138,140
Other long-term liabilities	1,861	1,211
Total liabilities	204,884	181,549
Stockholders’ equity
Common stock, $0.001 par value, 290,000,000 shares authorized, 29,737,561 and 28,886,862 shares issued and outstanding at December 31, 2017 and 2016, respectively	30	29
Additional paid-in capital	508,228	470,869
Accumulated other comprehensive loss	(1,242)	(678)
Accumulated deficit	(257,844)	(221,186)
Total stockholders’ equity	249,172	249,034
Total liabilities and stockholders’ equity	$454,056	$430,583

SOURCE Nevro Corp.